UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, For Us of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Name of Registrant as Specified in its Charter)

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 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PACIFIC HEALTH CARE ORGANIZATION, INC.

1201 Dove Street, Suite 300

Newport Beach, California 92660

Dear Stockholders:

This notice and accompanying Information Statement are being furnished to the holders of shares of common stock, par value $0.001 (“Common Stock”) and Series A preferred stock, par value $0.001 (“Series A Preferred Stock”), of Pacific Health Care Organization, Inc. a Utah corporation (the “Company”, “us”, “we”, or “our”), in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken with the unanimous approval of our board of directors (the “Board”) and by the written consent of Tom Kubota, our CEO, Chairman, and the holder of a majority of the voting power of our issued and outstanding capital stock (the “Consenting Shareholder”):

1.	Amend our Articles of Incorporation to increase our authorized Common Stock from 200,000,000 shares to 800,000,000 shares.

2.

Amend the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock of our Articles of Incorporation to increase the number of authorized Series A Preferred Stock from 10,000 shares to 40,000 shares.

3.

Amend our Articles of Incorporation to effect a forward stock split of all issued and outstanding shares of our Common Stock at the ratio of four (4) shares for one (1) share (4:1), which, pursuant to our Articles of Incorporation, will result in a corresponding forward stock split of all issued and outstanding shares of our Series A Preferred Stock at a ratio of four (4) shares for one (1) share (4:1) (the “Forward Stock Split”).

These Corporate Actions were unanimously approved by the Board on November 18, 2019. On November 22, 2019, the Consenting Shareholder, who holds approximately 61% of our issued and outstanding Common Stock and 100% of our issued and outstanding Series A Preferred Stock, which votes together with our Common Stock on all matters submitted to a vote of the holders of our Common Stock as a single class, delivered a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders. The Forward Stock Split also will not become effective until it has been approved and declared effective by the Financial Industry Regulatory Authority (“FINRA”).

The written consent that we received from the Consenting Shareholder constitutes the only stockholder approval required for the Corporate Actions under Utah law, our Articles of Incorporation, as amended (the “Articles”), and our Bylaws as amended (the “Bylaws”). As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. The record holders of our Common Stock and Series A Preferred Stock as of the close of business on November 21, 2019, are being provided this notice of the Corporate Actions.

The accompanying Information Statement is for information purposes only – Please read it carefully.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We thank you for your interest in the Company.

By Order of the Board of Directors Sincerely,

/s/ Tom Kubota
Tom Kubota, Chief Executive Officer

December 9, 2019

PACIFIC HEALTH CARE ORGANIZATION, INC.

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of Pacific Health Care Organization, Inc. (the “Company”, “us”, “we”, or “our”) to notify you that on November 18, 2019, our board of directors (the “Board”) approved the actions described below. On November 22, 2019, Tom Kubota, our CEO, chairman of the board of directors (the “Board”) and holder of approximately 61% of our issued and outstanding Common Stock, and 100% of our issued and outstanding Series A Preferred Stock, which votes together with our Common Stock as a single class on all matters submitted to a vote of the holders of our Common Stock, (the “Consenting Shareholder”) delivered a written consent approving the actions described below (collectively, the “Corporate Actions”):

1.	Amend our Articles of Incorporation to increase our authorized Common Stock from 200,000,000 shares to 800,000,000 shares.

2.

Amend the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock of our Articles of Incorporation to increase the number of authorized Series A Preferred Stock from 10,000 shares to 40,000 shares.

3.

Amend our Articles of Incorporation to effect a forward stock split of all issued and outstanding shares of our Common Stock at the ratio of four (4) shares for one (1) share (4:1), which, pursuant to our Articles of Incorporation, will result in a corresponding forward stock split of all issued and outstanding shares of our Series A Preferred Stock at a ratio of four (4) shares for one (1) share (4:1) (the “Forward Stock Split”).

In accordance with Section 16-10a-704 of the Utah Revised Business Corporations Act (the “Act”), unless otherwise provided by the articles of incorporation or bylaws of a Utah corporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of the corporation. Our Articles of Incorporation, as amended (the “Articles”) provide that any action that may be taken at a meeting of our stockholders may also be taken without a meeting, if a consent or consents in writing setting forth the action so taken, is or are signed by the holder or holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

This Information Statement is first being mailed on or about December 12, 2019, to our stockholders of record as of November 21, 2019, and is being delivered to inform you of the Corporate Actions before they take effect in accordance with Rule 14c-2 of the Exchange Act.

We will bear the entire cost of furnishing this Information Statement. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding copies of this Information Statement to beneficial owners of our Common Stock and Series A Preferred Stock.

INCREASE OUR AUTHORIZED COMMON STOCK

Overview

Our Articles currently authorize us to issue an aggregate of 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share, (“Preferred Stock”).  Our Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock of our Articles of Incorporation (the “Certificate”) designates 10,000 shares of Preferred Stock as Series A Preferred Stock.

The Board and the Consenting Shareholder have approved an amendment to our Articles of Incorporation (the “Amendment”) to increase the number of shares of Common Stock authorized for issuance from 200,000,000 shares to 800,000,000 shares and an amendment to our Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock of our Articles of Incorporation (the “Amended Certificate”) to increase the number of shares of Series A Preferred Stock authorized for issuance from 10,000 shares to 40,000 shares. No changes to the Articles are being proposed with respect to the number of authorized shares of Preferred Stock. The par value of our Common Stock and our Preferred Stock, including the Series A Preferred Stock, will remain $0.001. The text of the proposed Amendment is attached hereto as Annex A and the text of the proposed Amended Certificate is included as Exhibit A to Annex A which is attached hereto.

Other than the proposed increase in the number of authorized shares of Common Stock and Series A Preferred Stock, the Amendment and the Amended Certificate are not intended to modify the rights of existing stockholders in any material respect. The additional shares of Common Stock and Series A Preferred Stock to be authorized for issuance pursuant to the Amendment and the Amended Certificate will have rights identical to our currently outstanding Common Stock and Series A Preferred Stock, respectively. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock or Series A Preferred Stock that may be issued in the future, and therefore, future issuances of Common Stock and/or Series A Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

Reasons for Increase

The Board and the Consenting Shareholder believe that it is prudent to increase the number of authorized shares of Common Stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as strategic acquisition opportunities. The Board and the Consenting Shareholder believe that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as strategic acquisitions.  The Certificate provides that in the event of an adjustment to our Common Stock, such as a forward stock split, our Series A Preferred Stock shall be adjusted on the same terms and conditions as the Common Stock and the Company shall cause our stockholders to take such actions and adopt such resolutions, actions and amendments as may be necessary or appropriate to cause such adjustment to the Series A Preferred Stock. The increase in the number of authorized Series A Preferred Stock is necessary to create sufficient authorized shares of Series A Preferred Stock to effect the Forward Stock Split of the Series A Preferred Stock.

All authorized but unissued shares of Common Stock and Series A Preferred Stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection the Forward Stock Split discussed in more detail below, issuances to raise capital, effect acquisitions or provide stock-based employee compensation), without further vote of our stockholders, except as required under applicable law. Except for the purpose of effecting the Forward Stock Split as described in this Information Statement, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Common Stock or Series A Preferred Stock. Except as otherwise described in this Information Statement, the Board does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law.

The Amendment to increase the authorized Common Stock and Amended Certificate to increase the authorized Series A Preferred Stock of the Company will become effective upon filing and recording of Articles of Amendment to the Articles of Incorporation including the Amended Certificate as provided by the Act.

FORWARD STOCK SPLIT

Background and Reasons for the Forward Stock Split; Potential Consequences of the Forward Stock Split

On November 18, 2019, the Board approved and on November 22, 2019, the Consenting Shareholder delivered a written consent approving the Amendment and the Amended Certificate to effect the Forward Stock Split at a ratio of four-shares-for-one-share (4:1). The Board and the Consenting Shareholder believe that it is in the best interest of the Company and our stockholders to implement the Forward Stock Split because, among other things, they believe the low number of issued and outstanding shares of our Common Stock limits its appeal to brokerage firms and reduces its marketability because many brokerage firms are reluctant to act as market-makers or to recommend to their clients shares of companies that have a limited number of shares of common stock issued and outstanding and available in the market. The Forward Stock Split will not become effective until (i) at least 20 days after this Information Statement is mailed to our stockholders, (ii) the Amendment and the Amended Certificate are filed with the State of Utah, a copy of the text of the proposed Amendment including the Amended Certificate is attached hereto as Annex A, and (iii) the Forward Stock Split is approved and declared effective by FINRA.

As described above, the Certificate provides that in the event of any subdivision of our Common Stock, such as the Forward Stock Split, the number of shares of our Series A Preferred Stock shall be adjusted on the same terms and conditions as the Common Stock. As a result, the 4,000 shares of issued and outstanding Series A Preferred Stock shall also be forward split on the same four-shares-for-one-share basis. The number of shares of Preferred Stock authorized will not increase, but the number shares designated as Series A Preferred Stock will increase from 10,000 shares to 40,000 shares.

The following table illustrates the effects of the Forward Stock Split:

	Number of shares of Common Stock issued and outstanding	Number of shares of Common Stock authorized	Par value of Common Stock	Number of shares of Series A Preferred Stock issued and outstanding	Number of designated shares of Series A Preferred Stock	Number of shares of Preferred Stock authorized	Par value of Preferred Stock including Series A
Before Increase in Authorized Common Stock and Forward Stock Split	3,200,000	200,000,000	$0.001	4,000	10,000	5,000,000	$0.001

After Increase in Authorized Common Stock and Forward Stock Split	12,800,000	800,000,000	$0.001	16,000	40,000	5,000,000	$0.001

The Forward Stock Split will increase the number of authorized shares of Common Stock and Series A Preferred Stock, but will not increase the number of authorized shares of Preferred Stock, as discussed above. The par value of our Common Stock and our Preferred Stock, including Series A Preferred Stock, will remain $0.001. The Board and the Consenting Stockholder have approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 800,000,000 and an amendment to the Certificate to increase the number of authorized shares of Series A Preferred Stock from 10,000 to 40,000, as discussed in more detail above.  Except for any changes as a result of the treatment of fractional shares, each stockholder of the Company will hold the same percentage of Common Stock and Series A Preferred Stock outstanding immediately following the Forward Stock Split as such stockholder held immediately prior to the Forward Stock Split.

Certain Risks Associated with the Forward Stock Split

There can be no assurance that the total market capitalization of our Common Stock after the Forward Stock Split will be equal to the total market capitalization before the Forward Stock Split or that the per share price of our Common Stock following the Forward Stock Split will remain proportionally equivalent to the current per share price.

There can be no assurance that the market price per share of our Common Stock after the Forward Stock Split will remain constant in proportion to the increase in the number of shares of our Common Stock outstanding before the Forward Stock Split.

Accordingly, the total market capitalization of our Common Stock following the Forward Stock Split may be lower than our total market capitalization before the Forward Stock Split and, in the future, the market price of our Common Stock following the Forward Stock Split may not equal or exceed the market price prior to the Forward Stock Split.  In many cases, the total market capitalization of a company following a Forward Stock Split is lower than the total market capitalization before a Forward Stock Split.

A decline in the market price for our Common Stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split.

The market price of our Common Stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding.  Following the Forward Stock Split, if the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Forward Stock Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a forward stock split are lower than they were before the forward stock split.

There can be no assurance that the Forward Stock Split will result in greater liquidity or broker participation in our Common Stock following the Forward Split and may result in fewer purchasers that are qualified by their brokers to purchase our Common Stock.

While the Forward Stock Split will increase the number of shares of Common Stock available in the market, there is no assurance that the Forward Stock Split will increase the appeal of our Common Stock to brokerage firms or improve liquidity, and the Forward Stock Split may reduce the number of broker-dealers willing to recommend our Common Stock to their clients as our Common Stock will likely become subject to the penny stock rules following the Forward Stock Split.

The term “penny stock” generally refers to a security that trades at less than $5.00 per share. As of November 22, 2019, the 52-week trading range for our Common Stock as per OTC Markets Group, Inc. was $2.75 - $5.90. The Exchange Act and the penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell penny stock to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. As a result of the Forward Stock Split, we anticipate the price of our Common Stock will decrease at least in proportion to the Forward Stock Split, which would reduce the trading price of our Common Stock below $5.00 per share.

Principal Effects of the Forward Stock Split

In addition to those risks noted above, the Forward Stock Split will have the following effects:

General Corporate Change. The number of shares of our Common Stock and Series A Preferred Stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of our Common Stock and Series A Preferred Stock.  While the intent is for the Forward Stock Split to affect all of our stockholders uniformly, the process of rounding up, if any, of our stockholders who own a fractional share may result in a non-material change in each stockholder’s percentage ownership interest in the Company.

The Forward Stock Split will not materially affect the proportionate equity interest in the Company of any holder of Common Stock or Series A Preferred Stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares. Any fractional shares of Common Stock or Series A Preferred Stock resulting from the Forward Stock Split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in the Company.

Accounting Matters. The Forward Stock Split will not affect the par value of our Common Stock or our Preferred Stock, including our Series A Preferred Stock.  As a result, as of the effective time of the Forward Stock Split, the stated capital on our balance sheet attributable to our Common Stock and Series A Preferred Stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of our Common Stock will be restated because there will be a greater number shares of our Common Stock outstanding.

Procedure for Effecting the Forward Stock Split; No Exchange of Stock Certificates

Upon effectiveness of the Forward Stock Split, each outstanding share of our Common Stock and Series A Preferred Stock will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for you to exchange your existing stock certificates. Nor will we send you any additional stock certificates representing the additional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only.  Further, it does not address any state or local income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  This discussion is based on the provisions of United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the shares held by each stockholder before the Forward Stock Split were, and the shares held by each stockholder after the Forward Stock Split will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder upon effectiveness of the Forward Stock Split. No cash or boot will be paid to any stockholder in connection with the Forward Stock Split.  The aggregate tax basis of the additional shares received in connection with the Forward Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis prior to the Forward Stock Split.  The stockholder’s holding period for the shares received in connection with the Forward Stock Split will include the period during which the stockholder held shares prior to the Forward Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Company’s view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Stock Split.

Effect of the Forward Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments are generally required to be made to the number of shares reserved for future issuance under the Pacific Health Care Organization, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), as well as proportionate adjustments to the per share exercise price and the number of shares issuable upon the exercise or conversion of any outstanding options or convertible securities entitling the holders to purchase or convert into shares of Common Stock. As of the date of this Information Statement, there were no options, convertible securities or other awards outstanding under the 2018 Plan. As a result of the Forward Stock Split, the number of common shares authorized for issuance under the 2018 Equity Incentive Plan will increase proportionally from 2,000,000 shares to 8,000,000 shares.

APPRAISAL RIGHTS

No appraisal rights are afforded to our stockholders under Utah law or our Articles and our Bylaws as a result of the Corporate Actions being taken.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 22, 2019:

●	each person known to us to beneficially own more than 5% of our common stock or Series A Preferred Stock;

●	each of our named executive officers;

●	each member of our board of directors; and

●	all of our directors and executive officers as a group.

On November 22, 2019, there were 3,200,000 shares of Common Stock issued and outstanding and 4,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock entitles its holder to vote together with the Common Stock as a single class on all matters presented to the Company’s Common Stock holders for their vote. Each outstanding share of Series A Preferred Stock votes as 20,000 shares of Common Stock. The Series A Preferred Stock ranks in parity with the Common Stock on a per share basis, not on a per vote basis, as to any dividends, liquidation, dissolution or winding up of the Company. The Series A Preferred Stock is convertible to Common Stock on a share-for-share basis based on the number of shares, and not the number of votes per share, and is convertible at any time at the election of the holder.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock and Series A Preferred Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Unless otherwise indicated, the address of each person or entity named in the table is 1201 Dove Street, Suite 300, Newport Beach, California 92660.

	Common Stock Beneficially Owned(1)		Series A Preferred Stock Beneficially Owned(2)
Name of Beneficial Owner	Number	%	Number	%

Directors and Named Executive Officers:
Tom Kubota(3)	1,963,000	61.3%	4,000	100%
Fred Odaka	3,000	* %	--	--%
Stacy Hadley	--	--%	--	--%
Gunter Soraperra	--	--%	--	--%
David Wang	--	--%	--	--%
Kristina Kubota(3)	2,000	* %	--	--%
Lauren Kubota(3)	2,000	* %	--	--%

All directors and executive officers as a group (7 persons)	1,970,00	61.6%	4,000	100%

5% Shareholders:
Donald P. Balzano(4)	219,660	6.9%	--	--%
5422 Michelle Drive
Torrance, CA 90503
Bruce and Sarah Everakes(5)	172,714	5.4%	--	--%
3442 Riverfalls
Northbrook, IL 60062

* Less than 1%.

(1)

Does not includes shares of Common Stock that may be deemed to be beneficially owned by such persons due to their beneficial ownership of 4,000 shares of Series A Preferred Stock, which are convertible to Common Stock on a share-for-share basis at any time at the election of the holder.

(2)	Each share of Series A Preferred Stock entitles its holder to vote together with the Common Stock as a single class on all matters presented to the Company’s Common Stock holders for their vote. Each outstanding share of Series A Preferred Stock votes as 20,000 shares of Common Stock.
(3)

Mr. Kubota holds the shares in the Tom Kubota Revocable Trust of 2013 (the “Trust”). Mr. Kubota is the settlor and sole Trustee of the Trust. As such he may be deemed to have voting and/or investment power over the shares held by the Trust and therefore may be deemed to be the beneficial owner of those shares. Kristina Kubota and Lauren Kubota are currently named beneficiaries of the Trust. As the Trust is revocable, Mr. Kubota could revoke the Trust or change its beneficiaries at any time. Kristina Kubota and Lauren Kubota have no voting or investment power over the shares held by the Trust. If Mr. Kubota is unable or unwilling to serve in the office of Trustee, the Trust documents currently provide that Kristina Kubota and Lauren Kubota would serve as successor co-trustees of the Trust.

(4)	Mr. Balzano is a Company consultant and serves as the president of our wholly-owned subsidiaries Industrial Resolutions Coalition, Inc. and Medex Legal Support, Inc.
(5)	Based solely on the Schedule 13G filed by Bruce Everakes with the Securities Exchange Commission (the “Commission”) on February 14, 2019.

CHANGE IN CONTROL

There has been no known change in control of the Company since the beginning of its last fiscal year, and to the knowledge of management, there are no present arrangements or pledges of our securities the operation of which may at a subsequent date result in a change in control of the Company.

EQUITY COMPENSATION PLANS

The following table includes information related to shares available and outstanding awards under our equity incentive plans as of November 22, 2019.

Plan category	Number of securities to be issued upon exercise o f outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	2,000,000
Equity compensation plans not approved by security holders	-0-	$-0-	-0-
Total	-0-	$-0-	2,000,000

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified us of their desire to receive multiple copies of this Information Statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you are a registered shareholder who shares the same address as another registered shareholder, you can request householding by writing to or calling our transfer agent, Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119, telephone (702) 361-3033.

Householding reduces our printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or to receive a separate copy of this Information Statement, you may so notify us via our stock transfer agent at the telephone number or address listed above, and we will promptly comply with your request.

If you own your shares through a broker, bank or other nominee, you may request a separate copy of this Information Statement by notifying your broker, bank or nominee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy and information statements and other information with the Commission. You may read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

Copies of our filings may be obtained free of charge by contacting Fred Odaka, Chief Financial Officer, Pacific Health Care Organization, Inc., 1201 Dove Street, Suite 300, Newport Beach, California 92660 or at our website at www.pacifichealthcareorganization.com/phco-financials.

Statements contained in this Information Statement, or in any document incorporated into this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an annex or exhibit with the Commission. The Commission allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the Commission may update and supersede the information incorporated by reference. Similarly, the information that we later file with the Commission may update and supersede the information in this Information Statement. We incorporate by reference into this Information Statement the following documents filed by us with the Commission under the Exchange Act, as well as any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date the Corporate Actions take effect (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 29, 2019;
•

our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the Commission on May 20, 2019, August 14, 2019 and November 14, 2019, respectively; and

•	our Current Report on Form 8-K filed with the Commission on February 14, 2018, respectively.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE CORPORATE ACTIONS OR THE COMPANY THAT IS DIFFERENT FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

By Order of the Board of Directors

/s/ Tom Kubota
Tom Kubota, Chief Executive Officer

December 9, 2019

ANNEX A

This form cannot be hand written.

State of Utah DEPARTMENT OF COMMERCE Division of Corporations & Commercial Code Articles of Amendment to Articles of Incorporation (Profit)

Entity Number: 613952-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1.     The name of the corporation is: Pacific Health Care Organization, Inc.

2.     The date the following amendment(s) was adopted: November 22, 2019

3.     If changing the corporation name, the new name of the corporation is:

4.     The text of each amendment adopted (include attachment if additional space needed):

See attached

5.     If providing for an exchange , reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6.     Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors - Shareholder action not required.

☑ Adopted by Shareholders - Number of votes cast for amendment was sufficient for approval.

7.     Delayed effective date (if not to be effective upon filing)                          (MM-DD-YYYY not to exceed 90 days)

Under penalties of perjury , I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:

Title: Chief Executive Officer

Date:

Under GRAMA {63G -2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html     Division's Website: www.corporations.ut ah.gov

04/19

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

PACIFIC HEALTH CARE ORGANIZATION, INC.

Pacific Health Care Organization, Inc., a corporation organized under the laws of the State of Utah, on April 17, 1970, hereby adopts the following amendment to its Articles of Incorporation pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the “Act”).

I

The Articles of Incorporation shall be amended to read as follows:

ARTICLE VI

The Corporation hereby approves and adopts a forward split of the issued and outstanding common stock of the Corporation on a four (4) shares for one (1) share basis, and that said forward split shall occur on a per shareholder basis. There are approximately 3,200,000 pre-split common shares and 4,000 pre-split Series A Preferred shares issued and outstanding. All fractional shares resulting from the forward split shall be rounded up to the next whole share. Following the forward split there will be approximately 12,800,000 common shares and 16,000 Series A Preferred shares issued and outstanding.

In connection with the forward split, the number of authorized shares of common stock will increased proportionally from 200,000,000 shares to 800,000,000 shares. The par value of our common stock will remain $0.001.

II

The Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock shall be amended. The Corporation hereby approves and adopts the Amended Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock attached hereto as Annex A.

III

The date of shareholder approval and adoption of the foregoing amendment was November 22, 2019. The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the foregoing amendment was 3,200,000 common shares and 4,000 Series A Preferred shares. All common stock in the Corporation is entitled to one vote per share for each matter coming before the shareholders and each share of Series A Preferred Stock is entitled to vote with the common shares on all matters. Each share of Series A Preferred Stock votes as 20,000 shares of common stock. A majority of the shares constitutes a quorum of the shareholders. The number of common shares that approved the foregoing amendment was 1,961,000 or 61% of the outstanding common shares and 4,000 or 100% of the outstanding Series A Preferred shares, which is sufficient to approve the foregoing amendment.

Dated this __th day of December, 2019

PACIFIC HEALTH CARE ORGANIZATION, INC.

Tom Kubota
Chief Executive Officer

Annex A-1

EXHIBIT A

Pacific Health Care Organization, Inc.

Amended Certificate of Designation of Rights, Privileges and Preferences of

Series A Preferred Stock

Pursuant to the provisions of the Utah Code Annotated, section 16-10a-102 through 641, of the corporation laws of the state of Utah, the undersigned corporation, Pacific Health Care Organization, Inc. (the “Company”) hereby adopts the following Designation of Rights, Privileges and Preferences of Series A Preferred Stock (the “Designation”):

FIRST:     The name of the Company is Pacific Health Care Organization, Inc.

SECOND:     Consistent with the terms and conditions of Section 4.01 of the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock, in the event the Company subdivides its outstanding Common Stock (by forward stock split or otherwise) into a greater number of shares of Common Stock, the number of shares of Series A Preferred Stock shall be adjusted on the same terms and conditions as the Common Stock.

THIRD:     As a result of a four (4) shares for one (1) share forward split of the Company’s Common Stock approved by the Board of Directors on November 18, 2019 and by the majority holder of the Company’s outstanding capital stock on November 22, 2019, on the date and at the time of the four (4) shares for one (1) share forward split of the Company’s issued and outstanding Common Stock, the issued and outstanding shares of Series A Preferred Stock will also be forward split on the same four (4) shares for one (1) share basis.

FOURTH:     In connection with the approval of the (4) shares for one (1) share forward split discussed in the foregoing paragraph, and in accordance with the Articles of Incorporation of the Company and the corporation laws of the State of Utah, on November 18, 2019 the Board of Directors adopted a resolution, and on November 22, 2019, the majority shareholder of the Company’s outstanding capital stock approved such resolution to increase the number of authorized shares of the Company’s Series A Preferred Stock from 10,000 shares to 40,000 shares. The par value of the Series A Preferred Stock will remain $0.001.

RESOLVED, that the number of authorized Series A Preferred Stock shall consist of 40,000 shares, par value $0.001, with the following powers, preferences, rights, qualifications, limitations and restrictions:

1.     Liquidation Rights.

1.01     Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series A Preferred Stock shall rank in parity with the holders of Common Stock, with regard to any payments or distributions out of legally available assets. The holders of Series A Preferred Stock will not be entitled to receive any payment or distribution until the liquidation preferences of any series or class of the Company’s stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred Stock (senior liquidation stock) has been paid in full. The holders of Series A Preferred Stock, Common Stock and all other series or classes of the Company’s stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation of the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Determination of the liquidation payment owed to any holder of Series A Preferred Stock shall be based on the number of shares of Series A Preferred Stock held and not the number of votes represented by each share of Series A Preferred Stock held.

Exhibit A-1

1.02     Consolidation, Merger, Business Combination, Sale or Transfer. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

2.     Voting Rights.

2.01     Voting Rights. The holders of the Series A Preferred Stock will be entitled to vote with the holders of Common Stock on all matters brought for a vote of the holders of Common Stock, on all actions sought to be taken by the unanimous written consent of the Common Stock holders, and as otherwise required by law. In connection with any such vote, each outstanding share of Series A Preferred Stock will be entitled to 20,000 votes of Common Stock of the Company, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting rights.

3.     Dividends.

3.01     Right to Receive Dividends. Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends. Dividends will be noncumulative and accrue without interest from the date of declaration and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors.

3.02     Senior Dividend Stock. The Series A Preferred Stock will be junior as to dividends to any series or class of the Company’s stock hereafter issued that ranks senior as to dividends to the Series A Preferred Stock (senior dividend stock). If at any time the Company has failed to declare and pay or set apart for payment accrued and unpaid dividends on any senior dividend stock, the Company may not pay any dividend on the Series A Preferred Stock.

3.03     Common Stock. The Series A Preferred Stock will rank in parity as to dividends with the Common Stock. Determination of the dividend payment owed to any holder of Series A Preferred Stock shall be based on the number of shares of Series A Preferred Stock held, and not the number of votes represented by the shares of Series A Preferred Stock held.

3.04      Junior Dividend Stock. The Series A Preferred Stock will have priority over any series or class of the Company’s stock hereafter issued that ranks junior as to dividends to the Series A Preferred Stock (junior dividend stock), and no dividend (other than dividends payable solely in such series or class of the Company’s stock hereafter issued that ranks junior as to dividends to the Series A Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, any such series or class of junior dividend stock unless all declared and accrued dividends on the Series A Preferred Stock have been paid or set apart for payment.

3.05     Accrued and Unpaid Dividends. The Company may not pay dividends on any class or series of the Company’s stock having parity with the Series A Preferred Stock as to dividends, if any such stock is hereafter issued (parity dividend stock), unless it has declared and paid or set apart for payment, or contemporaneously declares and pays or sets apart for payment, all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock; and the Company may not pay dividends on the Series A Preferred Stock unless it has declared and paid or set apart for payment, or contemporaneously declares and pays or sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or any parity dividend stock, all dividends declared on the Series A Preferred Stock and such parity dividend stock will be declared and made pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such parity dividend stock bear to each other.

Exhibit A-2

3.06     Dividend Period; Interest. The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 365-day year. No interest will be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.

4.     Adjustment to Number of Shares.

4.01     Adjustment to Number of Shares. In the event that the Company shall at any time after the date hereof: (a) declare a dividend on its Common Stock payable in Common Stock, (b) subdivide its outstanding Common Stock (by forward stock split or otherwise) into a greater number of shares of Common Stock, (c) combine the outstanding Common Stock (by reverse stock split or otherwise) into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of shares of Series A Preferred Stock shall be adjusted on the same terms and conditions as the Common Stock and the Company hereby undertakes to take and, as necessary to cause its shareholders to take, such actions and adopt such resolutions, actions and amendments as may be necessary or appropriate to cause such adjustment to the Series A Preferred Stock.

5.     Other Provisions.

5.01     Notice. Holders of Series A Preferred Stock shall be entitled to notice in the event of (a) the granting by the Company to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company.

5.02     Status of Series A Preferred Stock. The shares of Series A Preferred Stock have been duly and validly issued, and are fully paid and nonassessable. The holders of the shares of Series A Preferred Stock have no preemptive rights with respect to any securities of the Company.

6.     Conversion.

6.01     Conversion. At any time, and from time to time, a holder of Series A Preferred Stock shall have the right, but not the obligation, to elect to convert such holder’s shares of Series A Preferred Stock into shares of Common Stock, on the following terms and conditions (any such conversion, a “Conversion”):

(i)     Any holder may elect to convert all, or any portion, of his, her or its shares of Series A Preferred Stock into Common Stock on a one-share for one-share basis, based on the number of shares of Series A Preferred Stock converted, and not the number of votes represented by the number of shares of Series A Preferred Stock converted.

(ii)     In order to effectuate a Conversion of shares of Series A Preferred Stock, the holder of such shares shall submit a written notice to the Company and the Company’s stock transfer agent (the “Transfer Agent”), duly executed by such holder and in the form attached hereto as Exhibit A, in the manner as may be required by the applicable procedures of the DTC, if applicable, stating that such holder irrevocably elects to convert the number of shares specified in such notice to the Company of the shares of Series A Preferred Stock being converted (the “Conversion Notice”). An election to convert shares of Series A Preferred Stock pursuant to a Conversion shall be deemed to have been made as of the date of receipt of the Conversion Notice by the Company’s Transfer Agent (the “Conversion Election Effective Date”). The conversion of shares of Series A Preferred Stock and the issuance of shares of Common Stock to be issued pursuant to such conversion shall become effective as of the Conversion Effective Date for such election. As used herein, “Conversion Date” means, with respect to any share of Series A Preferred Stock for which a valid Conversion election is made, the date on which the Conversion of such shares becomes effective pursuant to the immediately preceding sentence. As promptly as practicable, (and in no event more than ten business days following the Conversion Date), the Company or the Transfer Agent shall deliver to the applicable holder (or, if applicable, the name of such holder’s designee as stated in the Conversion Notice), (i) by book-entry delivery via DTC to the account(s) specified by DTC, the number of shares of Common Stock equal to number of shares to which such holder is entitled pursuant to the Conversion of the shares of such holder’s Series A Preferred Stock that were converted as of such Conversion Date, or if the Company is not DTC eligible as of such Conversion Date, (ii) a certificate representing the number of shares of Common Stock equal to the number of shares to which such holder is entitled pursuant to the Conversion of the shares of such holder’s Series A Preferred Stock that were converted as of such Conversion Date.

Exhibit A-3

(iii)     The Transfer Agent, if applicable, or the Company shall maintain a written record that lists each Conversion election that is made and, with respect to each such election (a) the electing holder, (b) the number of shares with respect to which such election was made, (c) the Conversion Election Effective Date and (d) to the extent applicable, the Conversion Date(s) for the shares of Series A Preferred Stock converted pursuant to such election and the number of shares of Common Stock issued pursuant to such Conversion on each such Conversion Date.

6.02     General Conversion Provisions.

(i)     Effect of Conversion on Series A Preferred Stock. All shares of Series A Preferred Stock that are converted pursuant to a Conversion shall automatically, upon such Conversion, be cancelled and retired and cease to exist, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of Preferred Stock undesignated as to series. Upon the conversion of shares of Series A Preferred Stock, all such shares shall thereupon cease to confer upon the holder thereof any rights (other than the right to receive shares of Common Stock that such holder is entitled to receive pursuant to such Conversion) of a holder of Series A Preferred Stock, and the person(s) in whose name the shares of Common Stock are to be issued upon such Conversion shall be deemed to have become the holder(s) of record of such shares of Common Stock.

(ii)     Status of Common Stock. All shares of Common Stock delivered upon a Conversion of shares of Series A Preferred Stock will, upon such Conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges and encumbrances created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(iii)     No Charge or Payment. The issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to a Conversion shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof: provided, however, that the Company shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Common Stock in the name of a person other than the holder of such converted shares, and no such delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or charge, or has established to the satisfaction of the Company that such tax or charge has been paid or that no such tax or charge is due.

(iv)     Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of shares of Series A Preferred Stock, such number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock pursuant to a Conversion. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to the Company or any requirements of any securities exchange upon which such shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of shares of Series A Preferred Stock.

7.     Restrictions on Transfer

7.01     Restrictions on Transfer

(i)     Legend. Holder understands and agrees, that except in the event there is an effective registration statement pursuant to applicable federal, state, provincial and/or local law, as applicable, at the time of exercise, certificates or other instruments representing the Shares acquired by holder will bear a legend substantially similar to the following, in addition to any legends required by federal or state laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATIONS OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITY LAWS.

Exhibit A-4

Holder understands and agrees further that the Company may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of Shares held by the holder:

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO A MARKET STAND-OFF AGREEMENT SET FORTH IN AN AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SECURITIES.

(ii)     Stop Transfer Instructions.  In order to ensure compliance with the restrictions referred to herein, each holder of Series A Preferred Stock agrees that the Company may issue appropriate “stop transfer” instructions.

IN WITNESS WHEREOF, this Amended Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock is executed on behalf of the Company this ___th day of December, 2019.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Tom Kubota
Chief Executive Officer

Exhibit A-5

Exhibit A

PACIFIC HEALTH CARE ORGANIZATION, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock of Pacific Health Care Organization, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) of Pacific Health Care Organization, Inc., a Utah corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date:
Number of Series A Preferred stock to be converted:

Signature:
Printed Name:
Address:

Exhibit A-6